Table of Contents

Preliminary Offering Circular dated May __, 2018

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Smart Decision, Inc.

$5,000,000

500,000,000 SHARES OF CLASS A COMMON STOCK

OFFERED BY THE COMPANY AT $0.01 PER SHARE

27,500,000 SHARES OFFERED BY SELLING SHAREHOLDERS

This is the public offering of securities of Smart Decision, Inc., a Wyoming corporation. We are offering 500,000,000 shares of our common stock, par value $0.0001 ("Common Stock"), at an offering price of $0.01 per share (the "Offered Shares") by the Company. An additional 27,500,000 shares is being offered by Selling Shareholders. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 100,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

We have a dual class structure for our Common Stock consisting of Class A and Class B Common Stock. Holders of the Class B Common Stock are entitled to elect a majority of the board of directors and the holders of the Class A will elect the remainder of the directors. See “Description of Securities” and “Risk Factors – We have two classes of Common Stock.” This offering is for Class A Common Stock.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

We are applying to have our Common Stock is traded in the OTCMarket.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.01	$5,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company (4)	$0.01	$5,000,000
Proceeds to Selling Shareholders (5)	$0.01	$275,000

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses, will be approximately $500,000 assuming the maximum offering amount is sold.
(5)	Includes 27,500,000 shares are being offered by Selling Shareholders. See “Distribution – Selling Shareholders.”

Our Board of Directors used its business judgment in setting a value of $0.01 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is May__, 2018.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "Smart Decision", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of Smart Decision, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "Smart Decision" was incorporated on September 5, 2017 under the laws of the State of Wyoming, to engage in any lawful corporate undertaking. Our fiscal year-end date is December 31.

Smart Decision, Inc. offices are located at 1825 Corporate Boulevard NW, Suite 110, Boca Raton, Florida 33431. Our Website is http://www.smartdecisioninc.com. Our telephone number is 877-267-6278 and our Email address is adam@smartdecisioninc.com.

We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

We are applying to have our Common Stock trades in the OTC Market Pink Open Market.

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THE OFFERING

______

Issuer:	Smart Decision, Inc.

Securities offered:	A maximum of 500,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.01 per share (the “Offered Shares”). (See “Distribution.”)

An additional 27,500,000 shares are being offered by selling shareholders. The Company will not receive any of the proceeds of these sales.

Number of shares of Common Stock outstanding before the offering	68,400,000 issued and outstanding as of February 28, 2018

Number of shares of Common Stock to be outstanding after the offering	568,400,000 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.01

Maximum offering amount:	500,000,000 shares at $0.01 per share, or $5,000,000 (See “Distribution.”) An additional 27,500,000 shares are being offered by selling shareholders. The Company will not receive any of the proceeds of these sales.

Trading Market:	We intend to apply to have our Common Stock trading on the OTC Markets.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,500,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

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RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our common stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Certain provisions of our Articles of Incorporation may affect us and make it more difficult to acquire us.

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time consuming to acquire us. This may reduce our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below. See “Company Securities -- Certain Provisions.” Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other “Business Combinations.” “Business Combinations” are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over any prevailing market price because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent board of directors and management will succeed; the effect could be to assist the board of directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a “super-majority” vote or the approval of a Majority of Continuing Directors. See “Company Securities.”

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest. See “Company Securities.”

We have two classes of Common Stock.

We have a dual class structure for our Common Stock consisting of Class A and Class B Common Stock. Holders of the Class B Common Stock are entitled to elect a majority of the board of directors and the holders of the Class A will elect the remainder of the directors. Investors in this offering will be purchasing Class A Common Stock. Our control shareholders own all of the Class B Common Stock and thus will have the right to elect a majority of the board of directors. See “Description of Securities – The Common Stock.“

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Our By-Laws include a mandatory arbitration provision which may discourage shareholder litigation and enforcement of shareholder rights.

Our By-Laws include a mandatory arbitration provision which may discourage shareholder litigation and enforcement of shareholder rights. The By-Laws provide that any disagreement, dispute, controversy or claim arising out of or relating to the Company Agreement shall be settled by final and binding arbitration administered by the America Arbitration Association in Boca Raton, Florida. Further, neither the Claiming Party nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. This may have the effect of discouraging shareholder litigation and enforcement of shareholder rights.

Doubts About Ability to Continue as a Going Concern

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

Risks Relating to Our Financial Condition

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although management of Smart Decision, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

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As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executives, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Adam Green and Mr. Eric Gutmann. As of March 1, 2018, we have Employment Agreements in place with Mr. Green and Mr. Gutmann. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of lighting and home supply related technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established lighting and home supply companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

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We expect to incur substantial expenses to meet our reporting obligations as a public company. In addition, failure to maintain adequate financial and management processes and controls could lead to errors in our financial reporting and could harm our ability to manage our expenses.

We estimate that it will cost approximately $50,000 annually to maintain the proper management and financial controls for our filings required as a public reporting company. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to accurately report our financial performance on a timely basis, which could cause a decline in our stock price and adversely affect our ability to raise capital.

Risks Relating to our Common Stock and Offering

If we are able to develop a market for our Common Stock, our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

If we are able to develop a market for our Common Stock, it may be thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Natural disasters and geo-political events could adversely affect our business.

Natural disasters, including hurricanes, cyclones, typhoons, tropical storms, floods, earthquakes and tsunamis, weather conditions, including winter storms, droughts and tornadoes, whether as a result of climate change or otherwise, and geo-political events, including civil unrest or terrorist attacks, that affect us, or other service providers could adversely affect our business.

We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 5,000,000,000 shares of common stock. We have issued and outstanding, as of the date of this Offering Circular, 68,400,000 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue up to 1,000,000,000 “blank check” preferred stock, none of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

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As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

A reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be adversely affected by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split.

Following a reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, we cannot assure you that a reverse stock split will result in a share price that will attract new investors.

We are classified as an “emerging growth company” as well as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Notwithstanding the above, we are also currently a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Because directors and officers currently and for the foreseeable future will continue to control Smart Decision, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Smart Decision, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Smart Decision, Inc. beneficially own approximately 52.1% of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Relating to Our Company and Industry

The following risks relate to our proposed business and the effects upon us assuming we obtain financing in a sufficient amount.

Intellectual property rights claims may adversely affect an investment in us.

We are not aware of any intellectual property claims that may prevent us from operating; however, third parties may assert intellectual property claims relating to our technology. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extremely expensive and be borne by us. Additionally, a meritorious intellectual property claim could prevent us from operating and force us to liquidate. As a result, an intellectual property claim against us could adversely affect an investment in us.

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Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $500,000) will be $4,500,000. We will use these net proceeds for:

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $275,000
				Payroll $250,000
				Selling, general and administrative costs $300,000
				Marketing $100,000
				Kiosks/tablets and in-store trials $0
				Travel/trade show costs $100,000
				Working capital $100,000
25.00%	$1,250,000	$125,000	$1,125,000

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $700,000
				Payroll $300,000
				Selling, general and administrative costs $375,000
				Marketing $275,000
				Kiosks/tablets and in-store trials $150,000
				Travel/trade show costs $150,000
				Working capital $300,000
50.00%	$2,500,000	$250,000	$2,250,000

If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $800,000
				Payroll $400,000
				Selling, general and administrative costs $550,000
				Marketing $475,000
				Kiosks/tablets and in-store trials $300,000
				Travel/trade show costs $225,000
				Working capital $625,000
75.00%	$3,750,000	$375,000	$3,375,000

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If 100% of the Shares offers are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Development costs $1,000,000
				Payroll $500,000
				Selling, general and administrative costs $650,000
				Marketing $675,000
				Kiosks/tablets and in-store trials $425,000
				Travel/trade show costs $350,000
				Working capital $900,000
100.00%	$5,000,000	$500,000	$4,500,000

The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2017 was a deficit of $8,732 or $(0.0001) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $500,000, $375,000, $250,000 and $125,000, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.01	$0.01	$0.01	$0.00

Historical net tangible book value per share as of December 31, 2017 (1)	$(0.0001)	$(0.0001)	$(0.0001)	$(0.0001)

Increase in net tangible book value per share attributable to new investors in this offering (2)	$0.0080	$0.0077	$0.0072	$0.0059

Net tangible book value per share, after this offering	$0.0079	$0.0076	$0.0070	$0.0058

Dilution per share to new investors	$0.0021	$0.0024	$0.0030	$0.0042

(1)	Based on net tangible book value as of December 31, 2017 of $(8,732) and 68,400,000 outstanding shares of Common stock as of the date of this report.

(2)	After deducting estimated offering expenses of $500,000, $375,000, $250,000 and $125,000, respectively.

The following table summarizes, on a pro forma basis as of December 1, 2017, the number of shares of Common Stock that would be issued, assuming the sale of all of the Common Stock offered, the total consideration paid and the average price per Common Share paid by the existing stockholders and by new investors purchasing Common Stock in the Offering, assuming sale of all 500,000,000 Shares of Common Stock.

	Existing shareholders	Investors if all of the offered shares are purchased	Total (1)
Shares purchased	68,400,000	500,000,000	568,400,000
Total consideration	$6,840	$5,000,000	$5,068,400
Average price	$0.0001	$0.01	$0.99

(1) Before deduction of underwriting discounts and commissions and estimated offering expenses.

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 27,500,000 shares of our common stock held by five shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of the date hereof and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being qualified to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

The column “Percent of common stock owned after offering (if all shares are sold)” includes the shares also registered by the Company to be sold pursuant to this offering.

Selling Shareholders	Class A Common Stock Owned Prior to Offering	Shares Offered	Shares to be Owned After Offering Outstanding	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold
James Edward Dempsey	5,500,000	5,500,000	0	0.97
MSB Management (1)	6,500,000	6,500,000	0	1.14
GPL Ventures, LLC (2)	6,500,000	6,500,000	0	1.14
Tri-Bridge Ventures, LLC (3)	6,000,000	6,000,000	0	1.05
R&J Holdings (4)	3,000,000	3,000,000	0	0.53
PAG Group, LLC (5)	2,000,000	2,000,000	0	0.57
Life Sciences Journeys, LLC (6)	3,250,000	3,250,000	0	0.35
All Selling Shareholders	32,750,000	32,750,000	0	5.76

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(1) MSM Management is owned and controlled by MSM Management - Jonathan Blumenthal

(2) R and J Holdings USA is owned and controlled by Jonathan Morgan

(3) GPL Ventures LLC is owned and controlled by Cosmin Panait and Alexander Dillon

(4) Tri-Bridge Ventures, LLC is owned and controlled by John Forsythe

(5) PAG Group LLC is owned and controlled by Gary Kouletas

(6) Life Sciences Journeys, Inc. is owned and controlled by Ivan Ditmars

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Minimum Offering is not reached or, if it is reached, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Go to www.minivest.com, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

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Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Minivest.com

The Company has retained Minivest, a website, https://minivest.com, on a non-exclusive basis to review of the business, operations, and historical financial performance of the Company ("Onboarding Materials") so as to enable Minivest to build a webpage within their Website for the purpose of advertising rhe Company and itxs itsRegulation A or A+ offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

Smart Decision, Inc. was incorporated on September 5, 2017 and commenced operations immediately thereafter. We are still in the research development stage of our business, aiming to develop and sell an application for consumers to be able to select the right LED bulb/fixtures. By selecting the right product the first time it dramatically cuts down on product returns for retailers and creates a positive purchasing experience for the consumer. The Company plans to develop additional algorithms for other consumer categories in the future.

Recent Developments

On February 16, 2018, the Company amended its articles of incorporation to authorize 5,000,000,000 shares of Common Stock having a par value of $0.0001 and to divide its Common Stock into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the board of directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

As part of the amendment the Company also added 1,000,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The board of directors is expressly vested with the authority to fix and determine the relative rights and preferences of the shares of each series so established, however, that the rights and preferences of the various series may vary with only respect to the rate of dividend; whether the shares may be called and, if so, the call price and the terms and conditions of call; the amount payable upon the shares in the event of voluntary and involuntary liquidation; sinking fund provisions; the terms and conditions, if any, on which the shares may be converted; voting rights; and whether the shares will be cumulative , noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

In September 2017, the Company granted 33,750,000 Class A common shares to two founders for services. The shares were valued at a nominal value of $0.0001 per share for a total of $3,375 which was charged to compensation expense.

In February 2018, the Company sold 32,750,000 shares of Class A Common Stock to investors at $0.0001 per share for a total cash consideration of $3,275.

Revenue

We generated no revenues during the period from September 5, 2017 (inception) through December 31, 2017.

Net loss

As a result of the foregoing, during the period from September 5, 2017 (inception) through December 31, 2017, we recorded a net loss of $12,107. The loss is mainly comprised of accounting fees of $3,000, stock-based compensation to the founders of $3,375, legal fees of $5,000, and the remaining attributable to bank charges, general and administrative, office supplies and software license fees.

Liquidity and Capital Resources

As of December 31, 2017, the Company had cash on hand of $4,009. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

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Cash Flows

Operating Activities

From September 5, 2017 (inception) through December 31, 2017, we used $3,191 of cash in operating activities.

Financing Activities

From September 5, 2017 (inception) through December 31, 2017, financing activities provided $7,200. We received proceeds from the issuance of a convertible note and a loan from the Company’s treasurer.

Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. This standard requires that such transactions be accounted for using a fair-value-based method.

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BUSINESS

________

Smart Decision, Inc.

Smart Decision, Inc. (“Smart Decision,” “SDI,” “we,” or the “Company”) was incorporated in Wyoming on September 5, 2017. Our offices are located at 1825 Corporate Blvd. NW #110, Boca Raton, FL 33431, telephone: 877-267-6278, Fax: 877-254-6691, website: http://www.smartdecisioninc.com, email: adam@smartdecisioninc.com We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Our Business

 In a recent Department of Energy (DOE) report, LED lighting is projected to achieve a market share of 84% of lumen-hour sales in the general illumination market by 2030, reducing lighting energy consumption in that year alone by 40%, for a savings of 3.0 quads (261 terawatt-hours) - worth over $26 billion at today’s energy prices and equivalent to the total energy consumed by nearly 24 million U.S. homes.

SMART DECISION INC.™ has researched and developed an algorithm for the consumer and business LED Lighting Market. With the company’s patent pending “Smart Decision” algorithm, the confusion of selecting the correct LED products will be significantly reduced. Consumers will now be able to select the right LED bulbs/fixtures by answering a handful of consumer-friendly questions. Ultimately, selecting the right product the first time dramatically cuts down on product returns for retailers and creates positive purchasing experience for the consumer. The Company intends to develop additional algorithms for other consumer categories in the future.

The Problem We Address

Buying an LED bulb is not like buying a traditional bulb due to numerous LED varieties. Home improvement store associates are ill equipped to assist customers with complicated LED decisions - resulting in unusually high return rates on LED products. Consumer satisfaction purchasing LED is much less than other household items.

In fact, despite LED products being superior to traditional products, as much as 40% of all LED purchases in a given store may be returned for a refund. This causes enormous loss of time and money to stores, manufacturers and consumers. We believe it may hindering the rapid growth of LED lighting as consumers give up on improperly chosen LED bulbs.

We simply assist consumers in making smart decisions for their LED lighting. We do this in a fast, simple and inexpensive way.

Thus, we are strategically positioned to be a key essential element in a potentially $126 billion international LED lighting market by the year 2025 (according to Persistence Market Research.)

Our Solution

SMART DECISION INC.™ offers an algorithm known as LED Smart Decision™ consisting of innovative technology offering consumers a way to make informed purchases. We disrupt the currently fragmented market by focusing within the LED industry. Our software is designed to filter products and specification that specifically meet the needs of each consumer.

SMART DECISION INC.™ has the easiest and most advanced methods to help buyers looking to source LED products for their home or business. We will be able to implement the “Smart Decision” algorithm across various consumer product segments.

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Our Objectives

SMART DECISION INC.™ has definite objectives in order to fulfill its desire to participate and achieve an ever-growing market share. What follows is a brief summary of the key objectives:

•	Procure funding to develop and launch the LED SMART DECISION INC.™ Algorithm;
•	Develop alliances with LED manufacturers (vendors);
•	Create relationships with online LED sellers and brick mortar retailers;
•	Reduce the exceptionally high return rate on LED for the retailers and manufacturers;
•	Make the purchase of LED painless so they make the right purchase the first time.

Our Keys to Success

SMART DECISION INC.™ is confident of the attributes that demonstrate our keys to success:

•	Unique Patent Pending Filtering System to easily select the best LED for all applications;
•	Patent of Filtering System to easily select the best LED for all applications;
•	Law prohibiting sales of incandescent light bulbs after 2014;
•	Only algorithm/plugin specifically designed for LED with easy to answer questions for the consumer.

The LED Lighting Market

Our industry is anticipated to grow 45% yearly through 2021 and beyond. Market forecasts are based on indications that LEDs are leveraging economies of scale to achieve price points attractive to users. Markets appear to be moving toward 100% LED replacement of existing technology including incandescent bulbs. The latest market report by firm Pike Research said, “LEDs will account for almost 75% of the commercial lighting market in the United States within the next ten years.” Lighting accounts for 17.5% of all electricity use within the United States. The growth of LED (light emitting diode) technology is inevitable as the United States currently leads the world in energy usage at 4,065 billion kWh annually.

General lighting has surpassed all other applications, representing nearly 39% of total revenue of packaged LEDs. Electricity consumption can be reduced by more than 50% with the full-scale adoption of LED lighting. This could translate a savings of 334 million barrels of oil per year in the U.S. According to the United States Department of Energy, the adoption of LED lighting in the Country over the next twenty years would reduce electricity consumption by 25%, save an accumulated US$120 billion in energy costs, and reduce greenhouse gas emissions by millions of metric tons of Co2. According to a recent research study by EL Insights, growth will be strongest in commercial lighting over the next ten years from 2015 to 2020.

Key Market Statistics:

•	Today, LED market penetration is less than 10%;
•	Return rate in excess of 40% in many sectors of the market

According to market research published by P&S Market Research and broadcasted using Global Newswire, the LED lighting market size is projected to hit $70.2 billion by 2023, which would be growing at a CAGR of 12.6% between 2017 – 2023. They cite a growing adoption of energy efficient lighting solutions across the globe as one of the primary factors attributing to the growth of the worldwide LED lighting industry. The increase in demand of LED for various lighting applications of general lighting have also benefited the penetration of LED lighting in recent years.

The adoption and acceptance of LED lighting is continuously increasing in the residential, commercial and industrial lighting applications. In a Department of Energy (DOE) 2014 study, energy savings forecast of solid-state lighting (LED) in general illumination applications is predicted that LED lighting will represent 84% of all lighting sales by the year 2030.

According to a report published by Report Buyer via PR Newswire,   Global LED lighting market is expected to surpass US$ 100 Billion by the end of year 2024. The global Led lighting market is currently undergoing a drastic change, propelled by the exponential urban expansion expected over the next decade, and the drive towards even bigger energy efficiency.

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In another study conducted by Persistence Market Research, indoor applications of LED lighting are projected to be the most attractive segment from 2017 – 2025.

LED lamps are energy efficient, have a service life of up to 50,000 hours or more. Unlike traditional lighting, LED does not contain any filament or tube that is fragile. LED requires no warm up period and they light up instantly. They are also environmentally friendly. They do not contain mercury or any other hazardous substances. Due to these desirable properties of LED, they are ideal in situations where lamps are required to be switched on and off. LED lighting has zero UV emissions and they can also run on low voltage power supply. Due to these distinct advantages of LED lighting, the global market for LED lighting is expanding at a fast pace and LED lighting has the potential to revolutionize the lighting sector.

According to Persistence Market Research analysis, the global LED lighting market was valued at nearly $37 billion in 2017. It is expected to touch a figure of $126 billion by the year 2025, registering a CAGR of 16.6% and exhibiting an increase of 3.4x in terms of revenue during the forecast period.

Our Algorithm

In the past five months, LED Smart Decision Inc. has spent a countless amount of hours preparing questions and suitable answers for the development of our upcoming algorithm.

The principal product of LED Smart Decision Inc. will be a software algorithm (plug-in) that will work directly with retailers LED inventory. It will be designed to work for both big-box and online retailers. Distribution of the software will be executed through marketing campaigns and word of mouth.

At the current time, LED Smart Decision Inc. has engaged with several top-flight development companies that have vast experience in working with algorithms and software development.

Since LED Smart Decision Inc.’s incorporation in September 2017, all those involved with the company have worked towards the same goal, without compensation.

Thus far, there are two employees and two board members that are part of the LED Smart Decision Inc. corporate structure.

LED Smart Decision Inc. has no material classification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business.

Full Description and rationale behind Smart Decision, Inc.:

What is “Smart Decision?”

Smart Decision is a Plug-in that will allow consumers to make educated buying decisions with little to no knowledge of the product(s) they are buying. While it can be used in almost any type of consumer product in existence, our focus is going to be on the following consumer market:

LED Lighting for the “home” and “business”

There are very few sales man that truly understand LED lighting. In fact, I’ve worked with Lighting Engineers for major hotels that have been doing lighting for 20-30 years. Yet, when it comes to LED, they are absolutely clueless. It’s just a different beast. When it comes to LED Lighting, much of what they’ve learned about lighting for the past 20 years+ is irrelevant when it comes to LED.

Even with the price of LED down significantly in the past few years, the market growth has been a bit slower than at first anticipated due to the confusion in the marketplace. With a majority of the potential lighting buyers still moving in the direction of LED, we believe that there is no better time than for Smart Decision Inc. to help solve LED’s biggest problem, which is confusion.

Why did we choose LED?

Not only is LED in one of the most explosive product categories in the consumer market today, there is complete confusion in terms of making the right buying decision(s).

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What is the problem we’re trying to solve with LED?

LED – If you’ve ever tried to purchase LED for your home, you’ve probably experienced quite a bit of frustration in terms of selecting LED bulbs/fixtures that you’re happy with on the first try.

You would think it’s just a matter of reading the information on the box. For example, you might need 10 Hi-Hat bulbs in your kitchen. Let’s say currently, you have 75W Halogen Hi-Hats that are Warm White.

You head over to Home Depot and you look at a handful of LED products that say, “75W Replacement” or “Warm White.” At first, it would appear that you can pick any of the handful of bulbs on offer, and it will be a good replacement for the traditional bulb(s) you currently have. But, when you get home and you install your new LED Hi-Hats, you are instantly disappointed. The color is not as warm as the box had indicated and the light is not nearly as bright as what you’re used to.

You go back to Home Depot to return the LED bulbs you just bought and now, it’s time to try another brand. And of course, you get home, and the same thing happens again. How can that be?

Very simple… LED manufacturers use wide ranges to label products. Warm White to one manufacturer is 2700K in color temperature. To another manufacturer, 3200K is what they consider Warm White. When it comes to the light output you were also disappointed with, manufacturer’s have a wide range of Lumen Output in terms of how it compares to the 75W bulb you were trying to replace in the first place.

So, you can take 5 different LED bulbs that say “75W Replacement”, and each one of them is going to put out a different amount of light. That’s where the confusion lies.

However, numbers don’t lie. So, if a consumer tells me that they have an 11 foot ceiling height and they like a lot of light, they will need approximately 1100 lumens of light output to be happy. Yet, some of the 75W replacement bulbs are rated at 900 lumens and others at 1100 lumens.

With an algorithmic plugin, we can dial in specific needs with absolute numbers to guide the consumers into making the right selection on the first try. They will be able to answer 5-10 “easy as pie” questions that will advise the consumer which LED bulb/fixture best meets their needs.

Considering that Home Depot has an LED return rate in excess of 30%, this is a product that will not only help Home Depot cut down on the returns, but also the Vendors (Manufacturers) that supply their products to Home Depot. After all, they are one’s losing margins due to high percentage of returns.

Most importantly, in terms of the consumer, a plug-in such as this, will instill the confidence to do the LED retrofit that they’ve been talking about for a long time, but were either disappointed on their first try or were afraid to make mistakes. This plugin will solve this.

You might say, “Gee, the average LED retailer has a filtering system on their site to assist the consumer already. Why is that not enough?” It’s very simple. Most of the questions in a current filtering system are for seasoned industry professionals or lighting gurus. Our plugin is for the other 99%. It’s for those that don’t know color temperatures, lumen output, etc.

Service Description

SMART DECISION INC.™ is proud of the features and benefits that make up the platform’s attractiveness to this ever-growing market. SMART DECISION INC.™ looks to become the premier LED platform, providing a plugin solution for brick and mortar and online retail channels to help promote their products in the U.S. SMART DECISION INC.™ provides an ‘LED Smart Decision Algorithm’ for residential and commercial buyers (facility directors, property managers, etc.) that will provide LED buying recommendations based on specific needs (direct from online resellers and big box retailers). SMART DECISION INC.™ essentially offers an ‘LED Smart Decision Algorithm’ for residential buyers that will make the process of selecting LED very simple. Smart Decision Inc. is also looking to expand into other consumer related markets with similar type filtering engines.

The LED SmartDecision™ algorithm will assist potential LED buyers in making informed decisions when buying LED products. Each category would have a simple questionnaire to assist buyers in selecting products specific to each category. The SMART DECISION INC.™ algorithm will make the LED buying experience simple for:

•	Consumer and household use (homes, home-office);
•	Commercial use (office buildings, hotels, casinos, hospitals, schools, condos, etc.); including Government (office buildings, hospitals, etc.)

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Competitive Comparison

SMART DECISION INC.™ understands the current struggles and competitive nature of the current retailers. SMART DECISION INC.™‘s study of the LED retailers has given the Company a mastery of the strengths and weaknesses of companies that make up the competition. With the competition’s lack of filtering and industry specific categorical breakdowns and displays, SMART DECISION INC.™ should capture its target market.

Sales Literature

SMART DECISION INC.™ is prepared to highlight all of the most important benefits and features in a packet of sales literature, as well as a dynamic website with informative web pages. This information, along with other resources, will present a call to action. The sales literature will address questions related to helping the retailer understand how implementing the Smart Decision algorithm can increase sales while decreasing returns.

Who will pay for SMART DECISION INC.™ services?

•	Big box retailers looking for exposure in the LED field;
•	Online LED ecommerce sites want the ability to drive potential online buyers to their site;
•	Vendors and manufactures whose LED product is sold online and in brick and mortar locations.

How will SMART DECISION INC.™ charge its clients?

•	Purchase a license agreement to use SMART DECISION INC.™ Plugin;
•	Purchase a license agreement to use SMART DECISION INC.™ mobile app;
•	Purchase a license agreement to use SMART DECISION INC.™ algorithm as a kiosk or in-store tablet.

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SMART DECISION INC.™ Case Study:

•	SMART DECISION INC.™ has spoken to all segments of the lighting industry (manufacturers, resellers, consumers, etc.). Every person, entity, company approached has said that they wanted to be a part of SMART DECISION INC.™. More importantly, they were willing to pay for the privilege;
•	SMART DECISION INC.™ has spoken to over 1,000 customers at Home Depot and Lowes looking at LED bulbs/fixtures. 91% of the 1,000 had absolutely no idea what they needed to buy or how to choose an LED product that would closely match their current ‘traditional’ lighting;
•	95% of those customers could not find suitable help in selecting the proper LED at the store level;
•	Store managers at 10 locations cited lack of knowledge as the reason that the return rate for LED lighting exceeded 35%;
•	The 30+ industry publications that would assist in driving traffic to SMART DECISION INC.™ currently have more than 2.5 million subscribers/registered users;

Market Analysis Summary

SMART DECISION INC.™ has done an exhaustive study of the state of its industry. The LED lighting industry is one of the most explosive industries in the world. The LED Lighting market in North America is forecast to grow at a CAGR of 21.12% over the period 2018 to 2021. The LED market presents an ever-increasing market, a healthy bottom line, and excellent opportunities for growth. The LED lighting industry has shown rapid growth, reaching US$13.6 billion in the United States and approximately US$63.1 billion internationally (2015). In addition, there are over 4,200 Electrical (Lighting) Distributors in the United States; there are 1,500 lighting representatives in the United States; the site 1000bulbs.com has more than 500,000 visitors to their site on a monthly basis; 1000bulbs.com ships over 3,000 packages daily.

The illumination segment of the LED market will light the way with a compound annual growth rate (CAGR) of nearly 22% in 2018 to 2021. The display portion of the market, including backlit signs and billboards, will also shine brightly, achieving a five-year CAGR of over 14% as cities shift their needs to these more energy-efficient and ecologically friendly solutions. At the present time, there are three ways for America to get involved in reducing the Country’s thirst for electricity: photovoltaic (solar), wind generation and LED lighting. Without question, LED lighting is the most cost-effective and practical way of going green. More importantly, it offers an ROI that far exceeds the benefits of the other technologies.

The penetration of LEDs into the lighting market has, while still in its infancy, created a buzz this past year. The industry’s momentum picked up speed in 2013, with a growth rate of 31% compared to 15% in 2012. Replacement lamps will be a major growth area securing the retrofit market until the new construction market is humming once again. Longer-term outlook continues to be highly positive, with 5-year CAGR forecast at 45%; forecasting overall 53% market growth. The U.S. Department of Energy states: the energy consumed by lighting the United States accounted for about 22 percent of annual energy production.

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Widespread use of LED lighting will decrease the energy consumption of 50%. If the objective in mind, then by 2027, LED lighting is to achieve annual energy consumption reductions will be equivalent to 5 billion barrels of oil, while also reducing carbon dioxide emissions. As a result, the market is expected to improve in the near future combined with economic revival and increased environmental awareness.

Market Segmentation & Target Market

SMART DECISION INC.™ aims to understand each and every reason why the consumer will buy LED. The Company not only seeks to become experts on why its customers buy, but also what makes their customers buy now. With the technology offering safety (LED bulbs contain no mercury and have no UV rays) and 50% to 90% savings for the consumer, as well as the environment, the Company looks to target large commercial facilities and government buildings with its T8 replacement tube products. With many of these facilities required by law to run lighting 24 hours in common areas, the savings are invaluable to consumers.

Today, there is less than a 1.5% market penetration with LED T8 replacement tubes and less than a 2% penetration with all kinds of LED lighting. Assuming that McKinsey & Company’s recent study is correct in its assessment of a 70% LED market penetration by the year 2021, growth will become explosive in the next several years. In their survey, lighting professionals and consumers were also asked to identify a payback period (in years) that would encourage them to choose LED over traditional lighting, by application. The results showed that most people required payback of three years or less.

The acceptable payback period for residential lighting had the highest proportion of participants (22%) that expected payback in less than one year. The acceptable premium that people were willing to pay for a new lighting fixture for the first installation varied on average between 30% above cost (for residential lighting) and 39% (for office lighting). The median value was at 20% for all applications (except office lighting), which had a median value of 30%. Utility costs are rising, and the trend is expected to continue.

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In fact, about 75% of facilities managers responsible for 630 buildings reported an increase in utility costs, according to International Facility Management Association. 20% said their increases were 10% or more. Of the costs explored in the study, utility costs showed the largest increase in the past year, spurred by the increased cost of natural gas. That is attributed to increased demand and tight supplies, as well as a colder than normal winter in parts of the country. Although utility costs vary by region, rates edging up got the blame for cost increases from 72% of the respondents, while about 30% said their costs were up as a result of usage being up significantly. Those who completed the survey manage a total of 420 million square feet, including space for office, research, hospital, call center, factory and other operations.

Rising energy costs affects everyone in this market; meaning, businesses have to work harder to remain profitable by controlling costs. All sectors are now faced with the added pressure from governments, investors and consumers to reduce energy consumption and be recognized as environmentally friendly.

Market Needs & Market Trends

Over the past three years, the number of mergers and acquisitions has continuously grown, reflecting the increased consolidation of the LED industry. During this period, there have been 60 significant mergers and acquisitions deals. 17 additional deals have been identified during H1-2013. Vertical integration deals are motivated by the need for companies to access to new technologies, to close knowledge gaps in the LED supply chain, secure supply. Strategic acquisitions are mainly motivated by economies of scale, desire for improved market share, access to a wider customer portfolio, and to increase the sales force. Mergers and acquisitions, rather than organic growth, are the main market-entry strategy by overseas acquirers.

Such deals have been driven primarily by companies seeking access to new markets and local distribution networks. The number of mergers and acquisitions deals is likely to continue to grow as LED technology has created a solid-state lighting (SSL) chasm, modifying all traditional aspects of the lighting industry and forcing suppliers to acquire competencies. SMART DECISION INC.™ believes that LED lighting will continue to grow in the midst of this struggling economy. It’s now a necessity for corporate America to lower overhead and carbon footprint. With an attractive ROI and ease of installation, there is no better way to ‘go green’.

Market Growth & Industry Study

Growth of the LED industry has come from LED use in small displays and has then been driven forward by the LCD display industry. General lighting has surpassed all other applications, representing nearly 39 percent of total revenue for packaged LEDs.

LED-based lighting product prices have decreased more rapidly than expected, increasing the penetration rate of the technology. Globally, the lighting market will grow to $159 billion in 2020.

The LED lighting market will amount to almost US$94 billion by 2020, representing close to 60% of the total lighting market. SMART DECISION INC.™ recognizes that it’s participating in a large industry with a potentially explosive growth rate. Its projected growth will be set at a rate greater than the industry average. SMART DECISION INC.™ implementation of its business strategy will lend itself to fast paced development and dominance with a significant market share. The Company has determined the growth of the SMART DECISION INC.™ market on the basis of an ever-increasing customer base, and dollar volume base as well.

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Our Marketing Strategy & Implementation

SMART DECISION INC.™ is aware of all of the different options in a marketing strategy. Because of its research, management has chosen to market through SEO, search engine listings with various social media such as Manta, LinkedIn, Google+, etc.; email communications that will consist of: letters, PDF file attachments, publisher files, web links to its site, promotional opportunities, etc.; trade publications; press releases in trade magazines that will promote new business, as well as for highlighting the specifics its experience and services.

SMART DECISION INC.™ will also attend industry related trade shows to demonstrate its platform. The Company will make personal sales calls to retailers and vendors to promote its site/algorithm. The marketing plans and efforts are designed to produce the maximum exposure and response from manufacturers, gain industry recognition, industry presence for increasing sales opportunities and growth. SMART DECISION INC.™ looks to take advantage of the 75% of the population online, with vast relevancy relatable to keywords (organics). Below is an outline of the strategy toward marketing the site and ramping up organic results:

Pre-Launch Beta Stage:

Viral

o	Create initial viral video spots;
o	Join social networks;
o	Outsource blogging;
o	Release press releases frequently;

Traditional

o	Organic SEO (automatically create Meta tags for all images, media and links on the site);
o	Additional SEO methods will be implemented throughout the site;
o	Approach relevant newspapers and magazines and issue press releases;
o	Tap into friend’s and client’s networks;

Post Launch:

o	Create additional viral video spots;
o	Grassroots campaign and organic SEO;
o	Approach public relations firms;
o	Setup SMART DECISION INC.™ blog (RSS) feed;

Marketing Programs & Sales Strategy

SMART DECISION INC.™ knows that its marketing programs need to be compelling, detailed and highlight many of its capabilities. SMART DECISION INC.™ knows that its consumers hear its message through every aspect of the staff, reputation, and quality control. SMART DECISION INC.™ strives to be indispensable to both the consumer and the retailer. Its marketing programs work to identify this customer, highlight competitive advantages, as well as show appreciation for customer feedback. The Company has set deadlines with amounts, as well as budget restrictions for a highly profitable sales program. With its comprehensive marketing program and competitive positioning, SMART DECISION INC.™ is confident to see its milestones become realities.

Developmental Milestones

-Development of Smart Decision Algorithm: We anticipate that full development of our algorithm will take six months to complete.

-Marketing of Smart Decision Plug-In: Marketing of our algorithm will begin in month three as we expect to have a working demo/website that potential customers will be able to indicate interest.

-Once the Smart Decision Algorithm is complete, we will employ sales and marketing team to implement our strategy of licensing of the algorithm to both big box retailers and online retailers.

-In our opinion, the proceeds from the offering will satisfy our cash requirements. We anticipate no other funds will be needed.

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Financial Plan

SMART DECISION INC.™ has developed its financial plan with the awareness that cash and the bottom line are key components of any successful company. We expect that revenues will come from charges and fees generated from a portion of the sales of LED products and services and licensing agreements with several large retailers. The opportunity to increase revenues is being fully taken advantage of as outlined in its overall marketing strategy. To assure that bottom line adequately follows increases in revenue every care possible is being taken to control all areas of expenses and overhead.

Important Assumptions & Key Financial Indicators

SMART DECISION INC.™ makes every effort not to assume any aspect of its operation other than having hard factual data to back up any forecast. The entire management team is constantly reminded to base all programs on highly researched statistical information with the slightest possible margin of variation. One of the reasons SMART DECISION INC.™ chose the LED industry for a portal was to minimize as many variables in the business community as possible. SMART DECISION INC.™ recognizes that the most important financial indicators are cash and bottom line. This Company will be constantly monitoring the flow of revenue to the Company, as well as the expense requirements that deplete the Company of its cash. SMART DECISION INC.™ will always try to improve the ratio of revenue and expenses to generate a healthier bottom line.

Within six months of launch, the SMART DECISION INC.™ will unveil the stand-alone version of the LED Smart Decision Algorithm. While the algorithm will start off as a tool for the SMART DECISION INC.™ platform, we will be creating a stand-alone version that will:

1.	Allow big box retailers (for a licensing fee), the ability to add their inventory to the database and have a tablet at the store level that makes use of the LED Smart Decision Algorithm to assist their customers in selecting the right LED while at the store,
2.	The retailers will have the option of allowing for a location based Smart Phone app that will allow customers to use the LED Smart Decision Algorithm at the store level from their very own smart phone. Again, SMART DECISION INC.™ will charge a licensing fee,
3.	Online retailers will be able to incorporate the LED Smart Decision Algorithm into their own ERP software or use as stand-alone software that will cater to the specific products they carry. This will help their sales associates in making sure that they are selling the right LED to their customers. Again, SMART DECISION INC.™ will charge a licensing fee

SMART DECISION INC.™ is currently patent pending for the LED Smart Decision Algorithm, patent application number 14/854692, that will enable it to capture the entire market, when it comes to a simple way for consumers to source LED. Additionally, SMART DECISION INC.™ has been awarded patent 8829773 for Lighting Apparatus with Light-Emitting Diodes, Chips, and Remote phosphor layer.

Available Information

Our website is www.smartdecisioninc.com. We make available through our website additional information on our company and our products. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

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Our Technology and Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite this reliance, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	The skills of our service operations and research and development teams;
•	Our research and development;
•	the real-time connectivity of our service offerings;
•	a continued focus on the improved results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements. Our agreements with clients include confidentiality and non-disclosure provisions.

We have acquired rights to one United States patent and one United States patent application. Patent 8,829,773 covers lighting apparatus with light-emitting diode chips and remote phosphor layer. Patent Application 14/854692 covers a method for an LED product filtering engine. This technology covers a user-friendly method for filtering LED products in order to identify a matching design ideal for a specific lighting application described by a user. It relates generally to a method for a product selection engine in relation to light-emitting diode (LED) fixtures. More specifically, this application is a method for assisting consumers in identifying and selecting a proper LED design based on a set needs and preferences.

Both patents (14/854692 & 8829773) have been assigned to and are owned by LED Smart Decision Inc. Both patents are utility patents. All utility patents are valid for a period of 20 years. Patent 8829773 (Lighting Apparatus with Light-Emitting Diodes, Chips and Remote Phosphor Layer) will remain valid until at least 2035. Patent 14/854692 (currently pending) will have a validation period of 20 years, if and when the patent is awarded from the U.S. Patent and Trademarket Office.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

Our corporate office is located at 1825 Corporate Boulevard NW, Suite 110, Boca Raton, Florida 33431.

Employees

As of December 31, 2017, we had four employees, including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. All our employees have entered agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent.

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MANAGEMENT

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The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of December 31, 2017:

Approximate hours per week for part-time employees

Name and Principal Position	Age	Term of Office	Approximate per week for Part-Time Employees
Adam Green – President, Chairman	47	Since September 2017	50
Eric Gutmann – Secretary-Treasurer, Director	44	Since September 2017	30
Jonathan Morgan – Director	43	Since September 2017	5
Dr. James Edward Dempsey – Director	78	Since September 2017	5

Adam Green – President, Chairman

From 2017 to the present Mr. Green has been President, of LED Smart Decision Inc. From 2014 to 2017, Mr. Green was President of LED Exchange LLC., located in Boca Raton, Florida, a LED Lighting Consultant. From 2011 to 2013, Mr. Green was National LED Sales Director, Nedco Supply of Las Vegas, Nevada, an electrical & lighting distributor. From 2009 to 2013 Mr. Green was President of LED Optics Inc. of Boca Raton, Florida, a LED Bulb Manufacturer.

Adam Green is performance-driven sales expert and accomplished executive who has consistently delivered exceptional results. He combines strong business acumen with a transformational leadership style. Adam is adept at managing complex and dynamic work environments including LED product manufacturing, distribution, operations, marketing and supply chain management. Accomplishments:

-	Mr. Green was one of the first manufacturers in the United States to receive an ETL safety listing for an LED Tube that replaces standard fluorescent tubes. Patent (13/785,827) on the use of remote phosphor in the manufacturing of LED Tubes, slashing manufacturing costs by 40% and increasing the life expectancy of LED Tubes by up to 50%.
-	Patent Pending on a method for an LED Product Filtering Engine that will help consumers select the correct LED bulbs/fixtures for their application and help online and brick-and-mortar retailers sell the proper LED to their customers. Developed sales and marketing strategies for LED distributors and sales agencies that helped increase efficiency and profit margins.
-	Implemented incentive programs and sales strategy guidelines for inside and outside sales staff to increase production on a monthly basis, increasing sales from $1M to over $13M within 2 years of arrival. In 2012, completed one of the largest LED retrofits at the time in Las Vegas of LED bulbs (30,000 pcs.) for a Station’s Casino property. Worked closely with engineers to insure compatibility with their current lighting control system.
-	Guest lecturer at several colleges and universities to both faculty and students. Helped author an LED test study for the Clark County School District in Nevada, proving that students’ test scores improved in classrooms outfitted with LED lighting.

Eric Gutmann – Secretary-Treasurer, Director

From 2013 to the present has been Chief Operating Officer of Meel Corporation of Miami FL, a processor of frozen fruits and vegetables.

Mr. Gutmann was President and Chief Operating Officer for Natural Synergies, a buying consortium for independent natural food stores throughout the United States. After leaving Natural Synergies Mr. Gutmann became Director of Business Development for Skies International, a distributor of consumer products throughout Central and South America. Mr. Gutmann is an investor in several small start-ups and also manages a family real estate portfolio.

In addition, Mr. Gutmann has been a member of the board of the Jewish Federation of South Palm Beach County and has served as the President of the Board of the Adolph and Rose Levis Jewish Community Center in Boca Raton and continues to serve on their Executive Committee.

Mr. Gutmann graduated with an Honors degree in finance from the University of Florida.

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Jonathan Morgan – Director

From 2016 to the present time, Mr. Morgan has been President of Happy Head Marketing Inc., a marketing and trade show design firm. From 1998 to the present time, Mr. has been Sales Director of RMI Inc., a New Jersey marketing and trade show design firm.

Jonathan Morgan is a marketing, advertising, design and production of displays, product development, trade show and exhibits, merchandising, promotional products and printing industry expert for the past 24 years and has been an integral Partner at RMI, Inc, and Founder of Happy Head Marketing. RMI, Inc for the past 45 years is one of the top leading Marketing, Advertising, Pos/Pop, Trade Show and Exhibits, Mobile/Smartphone Web Development, Promotional Products and Printing Agency's in the United States.

Mr. Morgan has worked and created programs with companies such as Vespa Scooters, Citibank, Volvo Cars of NA, Ricoh Corp, Yamaha Music Corp, Ovation Guitars, AAA National, Welch’s Fruit Snacks, Fender Guitars, Magnolia Bakery, Barnes and Noble College Bookstores, TechWeb, Sour Jackets Candy, Women In The World and an additional 120+ other companies. These companies hired Jonathan / RMI Inc for a one-stop source for their niche marketing opportunities and programs.

Five years ago, Mr. Morgan founded Happy Head Marketing to serve the Medical/Recreational Cannabis and CBD Industry. Happy Head Marketing is a one-stop source to help develop and manufacture the most unique cartridges, electronic vaporizers, pos/pop displays, and packaging for over 40 well recognized brands seen in the Medical/Recreational Cannabis and CBD Industry. Happy Head Marketing provides the best quality products in the market through our manufacturing, innovation and quality standards. Its team has created and worked with some of the biggest brands in the industry. These brands come to Happy Head Marketing for their relationships to direct and navigate through this unregulated industry. Some of these brands are: Bhang, Beboe, Dixie, Harmony Extracts, Green Roads World, 420 Bar, Cannabis Quencher, Etain Health, Ebbu, and KYND.

Mr. Morgan graduated with a Business Marketing Degree from the University of Hartford. He is a member of or affiliated with the Advertising Specialty Institute, Graphics of the Americas, National Cannabis Industry Association, Marijuana Business Association and SGIA.

Dr. James Edward Dempsey – Director

From 1974 to the present Dr. Dempsey has been a Partner of ENT of Athens, Athens GA.

Dr. Dempsey is a former President of the Georgia Society of Otolaryngology and has served as plant physician for NASA. Dr. Dempsey has practiced in all areas of otolaryngology while maintaining a specific interest in otology.

Dr. Dempsey attended Shorter College in Rome, Georgia and graduated in 1961 with a Bachelor of Science degree in chemistry. Following college, he obtained his medical degree from the Medical College of Georgia in 1965, and then returned to Rome to complete a one-year internship at Floyd County hospital. In 1966, Dr. Dempsey entered the United States Air Force for two years. In 1969, he began his otolaryngology residency in Atlanta at Emory and Grady Hospitals. Dr. Dempsey is particularly well versed on the science of algorithms, which his patients use to make decisions on a daily basis.

He is Board Certified in Otolaryngology Head and Neck Surgery. He has been a member or affiliated with the American Academy of Otolaryngology Head and Neck Surgery, American Medical Association, Georgia Society of Otolaryngology (past president), Medical Association of Georgia, Crawford W. Long Society, Fellowship of the American College of Surgeons, and the Greater Atlanta Otolaryngology Society.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

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EXECUTIVE COMPENSATION

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Employment Agreements

Mr. Green and Mr. Gutmann have entered into an employment agreement with the Company for a term of five years. Pursuant to their employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. They may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of December 31, 2017:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Adam Green, Director, President, Director (1)	$0.00	$1,855	$1,855
Eric Gutmann, Secretary-Treasurer, Director (1)	$0.00	$1,520	$1,520
Jonathan Morgan – Director	$0.00	$0	$0
Dr. James Edward Dempsey –Director	$0.00	$0	$0
Total	$0.00	$3,375	$3,375

(1) Consists of shares awarded at par value for compensation.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, except compensation awarded to executives.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors.

Employment Agreements

Our officers have entered into employment agreements with the Company for a term of five years. Pursuant to this employment agreement, they have agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

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Legal/Disciplinary History

None of Smart Decision, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Smart Decision, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of Smart Decision, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Smart Decision, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of four members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

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PRINCIPAL STOCKHOLDERS

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The following table gives information on ownership of our securities as of February 28, 2018. The following lists ownership of our Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name (1)	Class A Common Stock	Class B Common Stock	Percentage of Total Common Outstanding (2)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (3)
Adam Green	18,550,000	1,000,000	28.6	3.4
Eric Gutmann	15,200,000	900,000	23.5	2.8
James Edward Dempsey	5,500,000	0	8.0	1.0
MSB Management	6,500,000	0	9.5	1.1
GPL Ventures, LLC	6,500,000	0	9.5	1.1
Tri-Bridge Ventures, LLC	6,000,000	0	8.8	1.1
R&J Holdings	3,000,000	0	4.4	0.5
All officers and directors	61,250,000	1,900,000	92.3	2.8

(1) The address for all shareholders is c/o Smart Decision, Inc., 1825 Corporate Blvd. NW, #110, Boca Raton, FL 33431.

(2) Based on a total of 68,400,000 shares outstanding as of February 28, 2018.

(3) Assumes all shares offered are sold.

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DESCRIPTION OF SECURITIES

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The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

The Common Stock is divided into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the board of directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 1,000,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Wyoming Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. To date, no such Preferred Stock has been issued.

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

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The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Certain Provisions

Certain provisions of our Articles of Incorporation and By-Laws may make it more difficult and time-consuming to acquire the Company, thereby reducing our vulnerability to an unsolicited proposal for our takeover. These provisions are outlined below.

Our Articles also contain restrictions regarding certain mergers, consolidations, asset sales and other "Business Combinations." "Business Combinations" are defined in the Articles of Incorporation. The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without a "super-majority" vote or the approval of a Majority of Continuing Directors.

Among other provisions that might make it more difficult to acquire us, we have adopted the following:

Staggered Board. Our Board of Directors has been divided into three classes of directors. The term of one class will expire each year. Directors for each class will be chosen for a three-year term upon the expiration of such class’s term, and the directors in the other two classes will continue in office. The staggered terms for directors may affect the stockholders’ ability to change control of the Company even if a change in control were in the stockholders’ interest.

Preferred Stock. Our charter authorizes the Board of Directors to issue up to 1,000,000,000 shares of Preferred Stock and to establish the preferences and rights (including the right to vote and the right to convert into shares of Common Stock) of any shares issued. The power to issue Preferred Stock could have the effect of delaying or preventing a change in control of the Company even if a change in control were in the stockholders’ interest.

Our Articles also authorize the Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to our shareholders. Among the factors that may be considered are the impact our acquisition would have on the community, the effect of the acquisition upon our employees and the reputation and business practices of the tender offeror.

Our Articles of Incorporation also contain restrictions regarding certain merger, consolidations, asset sales and other "Business Combinations" involving the Company or its subsidiaries. Business Combinations are defined in the Articles as (a) any merger or consolidation by us with an Interested Stockholder, (defined as a holder of at least 10% of our voting stock with certain exceptions), or (b) any sale, lease or similar disposition to an Interested Stockholder of any of our assets constituting at least 5% of our total assets, or (c) the issuance or transfer by the Company of any of our stock to an Interested Stockholder in return for cash or other property, being at least 5% of our total assets, or (d) adoption of any plan to dissolve or liquidate the Company proposed by an Interested Stockholder, or (e) any reclassification of stock or recapitalization of the Company or merger whereby the percentage of outstanding shares of any Interested Stockholder is increased.

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Business Combinations with an interested Stockholder must be approved by the holders of 80% of the voting power of our outstanding shares, unless (a) the Business Combination is approved in advance by those persons then on the Board of Directors who were directors immediately prior to the time the Interested Stockholder (or certain of its predecessors) first became an Interested Stockholder and who would have constituted a majority of the Board at that time (a "Majority of the Continuing Directors"), or (b) certain minimum "fair price" requirements are met. In evaluating a Business Combination, the Board of Directors may consider the financial aspects of the offer, the long-term interests of our shareholders, past and present market values of the shares, our prospects, the prospect of obtaining a better offer, the impact, if the offer is partial or two-tier, on the remaining shareholders and our future (especially with regard to the background of the offeror), the value of non-cash consideration, legal matters, the effect of the transaction on our customers and local community interests.

The above provisions could have the effect of depriving shareholders of any opportunity to sell their shares at a premium over prevailing market prices because takeovers frequently involve purchases of stock directly from shareholders at such a premium price. Further, to the extent these provisions make it less likely that a takeover attempt opposed by our incumbent Board of Directors and management will succeed, the effect could be to assist the Board of Directors and management in retaining their existing positions. In addition, our Articles of Incorporation also provide that the provisions outlined herein cannot be amended, altered, repealed, or replaced without the "super-majority" vote described above or the approval of a Majority of the Continuing Directors as defined above.

By-Laws

Our By-Laws contain an exclusive forum provision providing that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the court of appropriate jurisdiction under the law of the Corporation's State of corporate domicile (or, if this court does not have jurisdiction, the federal district court for the District of the Corporation's State of corporate domicile).

This provision may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

Our By-Laws contain an exclusive forum provision that may discourage shareholder lawsuits.

Our By-Laws contain an exclusive forum providing that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Certificate of Incorporation or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the court of appropriate jurisdiction under the law of the Corporation's State of corporate domicile (or, if this court does not have jurisdiction, the federal district court for the District of the Corporation's State of corporate domicile).

This provision may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum disputes with the company and its directors, officers or other employees.

Our By-Laws include a mandatory arbitration provision which may discourage shareholder litigation and enforcement of shareholder rights. The By-Laws provide that any disagreement, dispute, controversy or claim arising out of or relating to the Company Agreement shall be settled by final and binding arbitration administered by the America Arbitration Association in Boca Raton, Florida. Further, neither the Claiming Party nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. This may have the effect of discouraging shareholder litigation and enforcement of shareholder rights.

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DIVIDEND POLICY

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We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

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Current Offering

Smart Decision, Inc. (“Smart Decision, Inc.,” “We,” or the “Company”) is offering up to $5,000,000 total of Securities, consisting of Class A Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc., 5200 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716, Phone: (732) 872-2727. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

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Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

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Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

EXPERTS

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The financial statements dated as of December 31, 2017 included in this Offering Circular have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

42

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of:

Smart Decision, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Smart Decision, Inc. (the “Company”) as of December 31, 2017, the related statements of operations, changes in stockholders’ deficit and cash flows from September 5, 2017 (Inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows from September 5, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, at December 31, 2017 the Company had an accumulated deficit of $12,107, a stockholders’ deficit of $8,732 and a working capital deficiency of $8,732. In 2017 the Company had a net loss and net cash used in operating activities of $12,107 and $3,191, respectively and the Company has not generated any revenues as of the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since January 2018

Boca Raton, Florida

March 19, 2018

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member Center for Public Company Audit Firms

F-2

SMART DECISION, INC.

BALANCE SHEET

DECEMBER 31, 2017

ASSETS

CURRENT ASSETS:
Cash	$4,009
TOTAL CURRENT ASSETS	4,009

TOTAL ASSETS	$4,009

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses	$5,500
Accrued interest	41
Convertible note	6,000
Note payable – related party	1,200
TOTAL CURRENT LIABILITIES	12,741

STOCKHOLDERS' DEFICIT

Preferred stock; par value $0.0001; 1,000,000,000 shares authorized; none issued and outstanding	–
Common stock; par value $0.0001; 5,000,000,000 shares authorized;
Common stock – Class A; 4,900,000,000 shares designated; 33,750,000 issued and outstanding	3,375
Common stock – Class B 100,000,000 shares designated; none issued and outstanding	–
Accumulated deficit	(12,107)
TOTAL STOCKHOLDERS’ DEFICIT	(8,732)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,009

The accompanying notes are an integral part of these financial statements

F-3

SMART DECISION, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD SEPTEMBER 5, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

REVENUES	$–

OPERATING EXPENSES
Accounting	3,000
Bank Charges	62
Compensation	3,375
Computer and internet	81
General and administrative	473
Legal	5,000
Office supplies	27
Software license fees	48

Total operating expenses	12,066

LOSS FROM OPERATIONS	(12,066)

OTHER (EXPENSE)
Interest expense	(41)
Total other expense	(41)

LOSS BEFORE INCOME TAX PROVISION	(12,107)

INCOME TAX PROVISION	–

NET LOSS	$(12,107)

NET LOSS PER SHARE	$–

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	33,750,000

The accompanying notes are an integral part of these financial statements

F-4

SMART DECISION, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD SEPTEMBER 5, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

	Common Stock - Class A		Accumulated
	Shares	Amount	Deficit	Total

Shares issued to Founders for Services	33,750,000	$3,375	$–	$3,375

Net loss for the period September 5, 2017 (inception) through December 31, 2017	–	–	(12,107)	(12,107)

Balance, December 31, 2017	33,750,000	$3,375	$(12,107)	$(8,732)

The accompanying notes are an integral part of these financial statements

F-5

SMART DECISION, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD SEPTEMBER 5, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017

Cash Flows from Operating Activities:
Net Loss	$(12,107)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	3,375
Changes in Operating Assets and Liabilities:
Increase in accrued expenses	5,500
Increase in accrued interest	41
Net cash used in operating activities	(3,191)

Cash Flows from Financing Activities:
Loans from convertible debentures	6,000
Loan from related party	1,200
Net cash provided by financing activities	7,200

Net Increase in cash	4,009
Cash at the Beginning of the Period	–
Cash at the End of the Period	$4,009

Supplemental Disclosure:
Cash paid for interest	–
Income taxes paid	–

The accompanying notes are an integral part of these financial statements

F-6

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

Note 1 – Nature of Operations and Basis of Presentation

Smart Decision, Inc. (the “Company”) was incorporated in the state of Wyoming on September 5, 2017. The Company has researched and developed an algorithm for the consumer and business LED Lighting Market. With the Company’s patent pending “Smart Decision” algorithm, consumers should be able to select the right LED bulbs/fixtures by answering a handful of consumer-friendly questions. Ultimately, selecting the right product the first time dramatically cuts down on product returns for retailers and creates a positive purchasing experience for the consumer. The Company intends to develop additional algorithms for other consumer categories in the future.

Risks and Uncertainties

The Company has not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, the Company has allocated a substantial portion of time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. The Company has generated no revenue from operations. The Company’s activities during this early stage are subject to significant risks and uncertainties.

Going Concern

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2017, the Company had an accumulated deficit of $12,107, a stockholders’ deficit of $8,732 and a working capital deficiency of $8,732. In 2017 the Company had a net loss and cash used in operating activities of $12,107 and $3,191 respectively and the Company has not generated any revenues as of the date of this report. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. As of the date of this report no funds have been raised and no future commitments have been received. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“US GAAP”) and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in the accompanying financial statements include the valuation of stock compensation.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents and accrued expenses, the carrying amounts approximate fair value due to their short maturities.

F-7

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

Cash and Cash Equivalents

Cash comprises cash held on demand with banks. The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents. There were no cash equivalents at December 31, 2017.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Applicable interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statements of operations

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2017.

Fair Value Measurements

On September 5, 2017, the Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any recurring or non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

F-8

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

Borrowings

Borrowings are recognized initially at cost which is the fair value of the proceeds received, net of transaction costs incurred or beneficial conversion feature values which are recorded as debt discounts. In subsequent periods, borrowings are stated at amortized cost using the effective yield method; any difference between fair value of the proceeds (net of transaction costs) and the redemption amount is recognized as interest expense over the period of the borrowings.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. This standard requires that such transactions be accounted for using a fair-value-based method.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the period ended December 31, 2017 there were 60,000,000 potential dilutive securities related to convertible notes.

Recent Accounting Pronouncements

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Convertible note and note payable related party

Convertible Note and Note payable related party consist of the following at December 31, 2017;

Convertible note dated December 14, 2017, interest accruing at 10%, convertible at the lesser of (i) $0.0001 or (ii) Fifty percent of the lowest trading price in the twenty days prior to the day of conversion, and maturity date of December 14, 2018. Conversion at any date is limited to (i) the number of shares of common stock beneficially held by holder and its affiliates and (ii) 9.99% of outstanding shares of common stock of the company and the note is subject to customary default provisions and liquidated damages of $500 per day per default.	$6,000

Note payable – related party, dated October 29, 2017; interest accruing at 8%, maturity November 9, 2018	1,200

Total	7,200
Less Current Portion	(7,200)
Long Term Notes Payable	$–

F-9

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

Note 4 - Equity

On February 16, 2018 the Company amended its articles of incorporation to authorize 5,000,000,000 shares of Common Stock having a par value of $0.0001 and to divide its Common Stock into two classes: Class A and Class B. There are 4,900,000,000 designated shares of Class A and 100,000,000 designated shares of Class B. The shares of each class of Common Stock are identical except that the holders of the Class B Common Stock shall be entitled to elect a majority of the board of directors and the holders of the Class A shall elect the remainder of the directors. Each share of Class B Common Stock shall be convertible at any time into one share of Class A Common Stock at the option of the holder. The presentation of the authorized and designated shares has been retroactively applied to the balance sheet.

As part of the amendment the Company also added 1,000,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The board of directors is expressly vested with the authority to fix and determine the relative rights and preferences of the shares of each series so established, however, that the rights and preferences of the various series may vary with only respect to the rate of dividend; whether the shares may be called and, if so, the call price and the terms and conditions of call; the amount payable upon the shares in the event of voluntary and involuntary liquidation; sinking fund provisions; the terms and conditions, if any, on which the shares may be converted; voting rights; and whether the shares will be cumulative , noncumulative, or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

In September 2017 the Company granted 33,750,000 Class A common shares to two founders for services. The shares were valued at a nominal value of $0.0001 per share for a total of $3,375 which was charged to compensation expense.

Note 5 – Income Taxes Payable

As of December 31, 2017, the Company had approximately $12,107 in net operating loss carry forwards for federal income tax purposes which may be carried forward through 2037. Generally, these can be carried forward and applied against future taxable income at the tax rate applicable at that time. The Company is currently using a 15% effective tax rate for our projected available net operating loss carry-forward.  The Company’s use of these NOLs may be limited under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended.

Components of deferred tax assets and liabilities are as follows:

December 31, 2017
Net operating loss carryforward	$1,816

Valuation Allowance	(1,816)
Net Deferred Tax Assets	$0

A reconciliation of the effective tax rate with the statutory Federal income tax rate was as follows for the period September 5, 2017 (inception) to December 31, 2017:

	From September 5, 2017 (inception) to December 31, 2017:
Federal statutory rate	(15%	)
State taxes, net of credits	(6%	)
Change in valuation allowance	21%
Effective tax rate	0%

In accordance with FASB ASC 740 “Income Taxes”, valuation allowances are provided against deferred tax assets, if based on the weight of available evidence, some or all of the deferred tax assets may or will not be realized. The Company has evaluated its ability to realize some or all of the deferred tax assets on its balance sheet for the coming year and has established a valuation allowance in the amount of $1,816 at December 31, 2017.

F-10

SMART DECISION, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2017

Note 6 – Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties.

On October 29, 2017 the Company entered into a loan agreement with an officer of the Company for $1,200. The terms of the note are disclosed in Note 3.

Note 7 – Subsequent Events

In February 2018 the Company amended its articles of incorporation to increase its authorized shares and divide its Common Stock into two classes of Common Stock and included the addition of Preferred Stock. See Note 4 for the rights and designations of both the Common and Preferred Stock.

On February 6, 2018, the Board of Directors granted the Company’s CEO, 1,000,000 shares of class B Common, and the Company’s, treasurer, 900,000 shares of class B Common Stock valued at a nominal $0.0001 per share for services rendered, or $190.

On February 6, 2018 LED Technology Group LLC, an affiliate, assigned its patent for a lighting apparatus with light-emitting diode chips and remote phosphor layer to the Company. On February 2, 2018 the CEO and Treasurer of the Company assigned their patent pending for a method for an LED product filtering engine to the Company. There was no consideration paid or due for those assignments.

In February 2018 the Company sold 32,750,000 shares of Class A Common Stock to investors at $0.0001 per share for a total cash consideration of $3,275.

On February 16, 2018 the Company entered into an employment agreement with the Company’s treasurer. The term of the agreement is for five years and may be extended in one year increments thereafter. Compensation under the agreement will include a base salary and an annual bonus as determined by the Board of Directors.

On February 15, 2018 the Company entered into an employment agreement with the Company’s CEO. The term of the agreement is for five years and may be extended in one year increments thereafter. Compensation under the agreement will include a base salary and an annual bonus as determined by the Board of Directors.

On February 22, 2018 the Company entered into an employment agreement with Jonathan Morgan, a director for the Company. The agreement may be terminated at the option of the Company for Cause. Compensation under the agreement will include a base compensation as determined by the disinterested Board of Directors.

On February 28, 2018 the Company entered into an employment agreement with Dr. James Edward Dempsey, a director for the Company. The agreement may be terminated at the option of the Company for Cause. Compensation under the agreement will include a base compensation as determined by the disinterested Board of Directors.

The Company has evaluated events subsequent to the balance sheet date through March 19, 2018 the date these financial statements were available to be issued and has determined there are no other events that would require adjustment to, or disclosure in, the financial statements.

F-11

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description

2.1	Articles of Incorporation
2.2	Bylaws
3.1	Specimen Stock Certificate
6.4	Employment Agreement of Adam Green
6.5	Employment Agreement of Eric Gutmann
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
11.2	Consent of Salberg & Co, P.A.
12.1	Opinion of Lux Law, P.A.
99.1	Patent
99.2	Patent Application

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 1, 2018.

(Exact name of issuer as specified in its charter):	Smart Decision, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Adam Green
Adam Green, Chief Executive Officer (Principal Executive Officer).

Date: May 1, 2018

/s/ Eric Gutmann

Eric Gutmann, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

Date: May 1, 2018

SIGNATURES OF DIRECTORS:

/s/ Adam Green	May 1, 2018
Adam Green, Director	Date

III-2